                      EQUITY RESIDENTIAL PROPERTIES TRUST
                   (a Maryland real estate investment trust)

    Depositary Shares Each Representing 1/10 of a 9-1/8% Series C Cumulative Redeemable Preferred Share of Beneficial Interest (Par Value $.01 Per Share)
      (Liquidation Preference Equivalent to $25.00 Per Depositary Share)


                                TERMS AGREEMENT
                                ---------------


                                             Dated: September 4, 1996

To:  Equity Residential Properties Trust
     ERP Operating Limited Partnership
     Two North Riverside Plaza
     Chicago, Illinois 60606

Ladies and Gentlemen:

          We (the "Representatives") understand that Equity Residential Properties Trust ("EQR") proposes to issue and sell interests in 9-1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series C Preferred Shares") in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts") (the Depositary Shares and Depositary Receipts collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Purchase Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Purchase Agreement referred to below) to the extent any are purchased, at the purchase price per Depositary Share set forth below.


                                                   Number of Shares of Initial
           Underwriter                               Underwritten Securities
           -----------                               -----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                      670,000
Smith Barney Inc.                                             670,000
A.G. Edwards & Sons, Inc.                                     670,000
Lehman Brothers Inc.                                          670,000
Prudential Securities Incorporated                            670,000
Alex. Brown & Sons Incorporated                                50,000
Cowen & Company                                                50,000
Dain Bosworth Incorporated                                     50,000
EVEREN Securities, Inc.                                        50,000
The Ohio Company                                               50,000


                                                   Number of Shares of Initial
           Underwriter                               Underwritten Securities
           -----------                               -----------------------
Oppenheimer & Co., Inc.                                        50,000
Piper Jaffray Inc.                                             50,000
Principal Financial Securities, Inc.                           50,000
Rauscher Pierce Refsnes, Inc.                                  50,000
Raymond James & Associates, Inc.                               50,000
The Robinson-Humphrey Company, Inc.                            50,000
Tucker Anthony Incorporated                                    50,000
US Clearing Corp.                                              50,000
                                                            ---------
                    Total                                   4,000,000
                                                            =========

          The Underwritten Securities shall have the following terms:
                               Depositary Shares

TITLE OF SECURITIES:  Depositary Shares
NUMBER OF SHARES:  4,000,000
FRACTIONAL AMOUNT OF PREFERRED SHARES REPRESENTED BY EACH DEPOSITARY SHARE:
1/10 of a Series C Preferred Share deposited with The First National Bank of Boston, as Depositary, entitling the holder to all proportional rights and preferences of the Series C Preferred Shares (including distribution, voting, redemption and liquidation rights and preferences).
CURRENT RATINGS: Moody's "baa3," S&P "BBB-," and Duff & Phelps "BBB." DISTRIBUTION RATE: $2.28125 per annum, (representing 9-1/8% of the public offering price per Depositary Share) payable quarterly on or about the 15th day of January, April, July and October of each year, commencing on October 15, 1996.
PAR VALUE:  $.01 per Series C Preferred Share.
LIQUIDATION PREFERENCE: $250 per Series C Preferred Share (equivalent to $25 per Depositary Share), plus accrued and unpaid distributions.
RANKING: With respect to the payment of distributions and amounts upon liquidation, the Series C Preferred Shares will rank pari passu with any other preferred shares and will rank senior to the Common Shares and any other shares of beneficial interest of the Company ranking junior to the Series C Preferred Shares.
PUBLIC OFFERING PRICE PER DEPOSITARY SHARE: $25, plus accumulated distributions, if any, from September 9, 1996.
PURCHASE PRICE PER DEPOSITARY SHARE: $24.2125, plus accumulated distributions, if any, from September 9, 1996.
CONVERSION PROVISIONS: Not convertible into or exchangeable for any other property or securities of the Company.
REDEMPTION PROVISIONS: The Series C Preferred Shares are not redeemable prior to September 9, 2006; on or after September 9, 2006, they are redeemable for cash at the option of the Company, in whole or in part, at $250.00 per share, plus distributions accrued and unpaid to the redemption date. The redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company which may include series of preferred shares, and from no other source. However, the Company may redeem Series C Preferred

Shares in certain circumstances relating to the maintenance of its ability to qualify as a REIT for Federal income tax purposes.
NUMBER OF OPTION SECURITIES, IF ANY, THAT MAY BE PURCHASED BY THE UNDERWRITERS:
600,000.
DELAYED DELIVERY CONTRACTS:  not authorized
ADDITIONAL CO-MANAGERS, IF ANY: Smith Barney Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc. and Prudential Securities Incorporated.
OTHER TERMS: Voting Rights: If distributions on the Series C Preferred Shares are in arrears for six or more quarterly periods, holders of the Depositary Shares, voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees to serve on the Board of Trustees of the Company until all distribution arrearages are eliminated.
CLOSING DATE AND LOCATION:   September 9, 1996, Rosenberg & Liebentritt, P.C.,
Two North Riverside Plaza, Suite 1515, Chicago, Illinois  60606.

     All the provisions contained in the document attached as Annex A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) -- Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares -- Purchase Agreement" (the "Purchase Agreement") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than five o'clock P.M. (New York City time) on September 4, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours


                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               SMITH BARNEY INC.
                              A.G. EDWARDS & SONS, INC.
                              LEHMAN BROTHERS INC.
                              PRUDENTIAL SECURITIES INCORPORATED

                              For themselves and as Representatives of the several Underwriters named above

                              By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED

                                   By:  /s/ Andrew J. Jonas
                                        -----------------------------
                                         Name: Andrew J. Jonas
                                         Title:  Vice President


Accepted:

By: EQUITY RESIDENTIAL PROPERTIES TRUST, for itself and as the general partner of ERP Operating Limited Partnership

     By:  /s/ Michael J. McHugh
          ----------------------------
          Name: Michael J. McHugh
          Title: Senior Vice President, Chief Accounting
                 Officer and Treasurer